Sweetgreen, Inc. Announces
First Quarter 2026 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its first fiscal quarter ended March 29, 2026.

First quarter 2026 financial highlights
For the first quarter of fiscal year 2026, compared to the first quarter of fiscal year 2025:
•Total revenue decreased 2.9% to $161.5 million.
•Same-Store Sales Change of (12.8%), versus (3.1%).
•Total Digital Revenue Percentage of 67.2%, up from 59.9% and Owned Digital Revenue Percentage(1) of 38.9%, up from 31.9%.
•Loss from operations was $(34.3) million and loss from operations margin was (21.3)%, versus $(28.5) million and (17.2)%.
•Restaurant-Level Profit(2) was $16.2 million and Restaurant-Level Profit Margin(2) was 10.0%, versus $29.7 million and 17.9%.
•Net income was $125.8 million and net income margin was 77.9%, versus net loss of $(25.0) million and net loss margin of (15.1)%.
•Adjusted EBITDA(2) was $(8.1) million and Adjusted EBITDA Margin(2) was (5.0)%, versus $0.3 million and 0.2%.
•4 Net New Restaurant Openings, versus 5.

(1) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.
(2) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release.

“We entered 2026 focused on executing our Sweet Growth Transformation Plan. While first quarter results were softer than anticipated, we remain in the early innings of a transformation that is reshaping the foundation of our business. We are building a more consistent guest experience and seeing improved execution across our restaurants, every day,” said Jonathan Neman, Co-Founder and Chief Executive Officer of Sweetgreen.

“Yesterday's nationwide launch of Wraps is our most significant menu expansion in years. It is a positive signal of what's ahead: during our market test, it drove guest acquisition and strong retention rates and, combined with improved execution across our restaurants, contributed to momentum in April. We are building with intention and conviction for long-term growth. Thank you to our restaurant teams for their relentless dedication and commitment to serving our guests.”

Results for the first quarter ended March 29, 2026:

Total revenue in the first quarter of fiscal year 2026 was $161.5 million, a decrease of 2.9% versus the prior year period. This decrease was primarily due to a decrease in Comparable Restaurant Base revenue of $20.7 million, resulting in a negative Same-Store Sales Change of 12.8%, reflecting an 11.2% decrease in traffic and a 2.3% decrease in product mix, partially offset by a 0.7% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended March 30, 2025. Traffic softness reflected the adverse impacts of weather in the current year period and the prior year benefit from the launch of Ripple Fries in the first quarter of 2025. The decrease in mix was primarily driven by increased promotional activity in the current year period and the transition from our former Sweetpass+ program to SG Rewards. This decrease in revenue was partially offset by an increase of $19.2 million of incremental revenue associated with 39 Net New Restaurant Openings during or subsequent to the first quarter of fiscal year 2025.

Our loss from operations margin was (21.3)% for the first quarter of fiscal year 2026 versus (17.2)% in the prior year period. Restaurant-Level Profit Margin was 10.0%, a decrease of roughly 800 basis points versus the prior year period, due to a negative Same-Store Sales Change of 12.8% driven by higher overall ingredient usage, investments in chicken and tofu portions, and increased promotional activity through our loyalty program. These increases were partially offset by lower ingredient costs resulting from supply chain savings initiatives.

General and administrative expense was $29.3 million, or 18.1% of revenue for the first quarter of fiscal year 2026, as compared to $38.3 million, or 23.1% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $4.4 million decrease in stock-based compensation expense, primarily related to the decrease in expenses associated with restricted stock units and performance-based restricted stock units issued prior to our IPO, and a $1.9 million decrease in management salary and bonus expense.

Net income for the first quarter of fiscal year 2026 was $125.8 million, as compared to net loss of $(25.0) million in the prior year period. The increase in net income was primarily due to a $160.6 million gain on disposal from the Spyce sale, partially offset by a $5.8 million increase in loss from operations.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $(8.1) million for the first quarter of fiscal year 2026, as compared to $0.3 million in the prior year period. This change was primarily due to the $13.5 million decrease in Restaurant-Level Profit.

Fiscal Year 2026 Outlook

For fiscal year 2026, we now anticipate the following:

•Approximately 13 Net New Restaurant Openings, with about half featuring the Infinite Kitchen
•Same-Store Sales Change between (4.0)% to (2.0)%
•Restaurant-Level Profit Margin of 14.2% to 14.7%
•Adjusted EBITDA between $1.0 million to $6.0 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, May 7, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our fiscal year 2026 outlook; our business strategies, including the expected timing and benefits of our Sweet Growth Transformation Plan; trends in our business and our ability to improve our financial results in future periods; our plans for new menu items in 2026; our expectations regarding contributions that our modified customer loyalty program will make to our financial results in future fiscal periods; our expectations regarding improvements in our restaurant operations and resulting impact on our key metrics and financial results; our confidence in the company’s long term growth opportunity; our expectations regarding the performance of certain menu items and new offerings; and our expectations regarding future menu prices. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to purchase, deploy, and maintain the proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation, including but not limited to any future regulations that impose taxes, tariffs, or duties on food products, supplies or other items that we purchase, and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure or permanently closed during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period, excluding any restaurant that has had a temporary or permanent closure during any prior or current fiscal month in the relevant measurement period. We define a temporary closure as a closure of at least five days during which the restaurant would have otherwise been open; for any such temporary closure occurring during a prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through all channels except Non-Digital transactions made through our In-Store Channel. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net income (loss) adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs, restructuring charges and other non-recurring expenses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net income (loss) prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; restructuring charges; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net income (loss) to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net income (loss), and our other GAAP results.

About Sweetgreen
Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 285 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Sweetgreen Contact, Rebecca Nounou

Investor Relations
ir@sweetgreen.com
Media
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of March 29, 2026	As of December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$156,799	$89,177
Accounts receivable	7,042	5,166
Inventory	2,586	2,384
Prepaid expenses	7,694	6,381
Current portion of lease acquisition costs	93	93
Assets held for sale	—	25,427
Other current assets	1,099	1,029
Total current assets	175,313	129,657
Operating lease assets	285,810	284,263
Property and equipment, net	318,324	326,903
Goodwill	27,793	27,793
Intangible assets, net	10,240	10,424
Security deposits	1,289	1,316
Lease acquisition costs, net	218	241
Restricted cash	4,184	4,166
Equity investments	86,429	—
Other assets	3,091	3,341
Total assets	$912,691	$788,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$42,226	$41,590
Accounts payable	17,426	19,885
Accrued expenses	33,177	33,739
Accrued payroll	9,068	8,143
Gift cards and loyalty liability	7,199	7,177
Liabilities held for sale	—	1,085
Other current liabilities	31	7,033
Total current liabilities	109,127	118,652
Operating lease liabilities, net of current portion	313,867	312,904
Other non-current liabilities	137	149
Deferred income tax liabilities	629	274
Total liabilities	$423,760	$431,979
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 106,923,185 and 106,554,859 Class A shares issued and outstanding as of March 29, 2026 and December 28, 2025, respectively; 300,000,000 Class B shares authorized, 11,893,558 and 11,893,558 Class B shares issued and outstanding as of March 29, 2026 and December 28, 2025, respectively	119	118
Additional paid-in capital	1,372,426	1,365,430
Accumulated deficit	(883,614)	(1,009,423)
Total stockholders’ equity	488,931	356,125
Total liabilities and stockholders’ equity	$912,691	$788,104

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	March 29, 2026		March 30, 2025
Revenue	$161,521	100%	$166,304	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	46,853	29.0%	43,992	26.5%
Labor and related expenses	50,761	31.4%	48,071	28.9%
Occupancy and related expenses	17,767	11.0%	15,674	9.4%
Other restaurant operating costs	29,939	18.5%	28,880	17.4%
Total restaurant operating costs	145,320	90.0%	136,617	82.1%
Operating expenses:
General and administrative	29,267	18.1%	38,337	23.1%
Depreciation and amortization	18,629	11.5%	17,106	10.3%
Pre-opening costs	1,111	0.7%	1,696	1.0%
Impairment and closure costs	636	0.4%	94	0.1%
Loss on disposal of property and equipment	399	0.2%	86	0.1%
Restructuring charges	505	0.3%	905	0.5%
Total operating expenses	50,547	31.3%	58,224	35.0%
Loss from operations	(34,346)	(21.3)%	(28,537)	(17.2)%
Interest income	(1,406)	(0.9)%	(1,903)	(1.1)%
Interest expense	28	—%	—	—%
Gain on disposal of business	(160,562)	(99.4)%	—	—%
Other expense (income)	7	—%	(1,685)	(1.0)%
Net income (loss) before income taxes	127,587	79.0%	(24,949)	(15.0)%
Income tax expense	1,778	1.1%	90	0.1%
Net income (loss)	$125,809	77.9%	$(25,039)	(15.1)%
Earnings (loss) per share:
Basic	$1.06		$(0.21)
Diluted	$1.05		$(0.21)
Weighted average shares outstanding:
Basic	118,664,898		117,307,189
Diluted	120,227,213		117,307,189

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Cash flows from operating activities:
Net income (loss)	$125,809	$(25,039)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	18,629	17,106
Amortization of lease acquisition	24	23
Amortization of cloud computing arrangements	275	242
Non-cash operating lease cost	9,290	8,341
Loss on disposal of property and equipment	399	86
Stock-based compensation	5,804	10,221
Non-cash impairment and closure costs	192	26
Non-cash restructuring charges	227	221
Deferred income tax expense	357	90
Change in fair value of contingent consideration liability	—	(1,685)
Gain on disposal of business	(161,161)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,876)	(2,878)
Inventory	(202)	(131)
Prepaid expenses and other current assets	(1,357)	473
Operating lease liabilities	(9,656)	(14,764)
Accounts payable	(632)	(948)
Accrued payroll and benefits	925	(5,522)
Accrued expenses and other current liabilities	1,173	725
Gift card and loyalty liability	22	291
Contingent consideration liability	(5,396)	—
Other non-current liabilities	(9)	(6)
Net cash used in operating activities	(17,163)	(13,128)
Cash flows from investing activities:
Purchase of property and equipment	(12,395)	(16,732)
Purchase of intangible assets	(2,417)	(2,500)
Security and landlord deposits	26	100
Proceeds from disposal of business	100,000	—
Net cash provided by (used in) investing activities	85,214	(19,132)
Cash flows from financing activities:
Proceeds from stock option exercise	8	1,683
Payment associated to shares repurchased for tax withholding	(419)	(256)
Net cash (used in) provided by financing activities	(411)	1,427
Net change in cash and cash equivalents and restricted cash	67,640	(30,833)
Cash and cash equivalents and restricted cash—beginning of year	93,343	217,429
Cash and cash equivalents and restricted cash—end of period	$160,983	$186,596
Supplemental disclosure of cash flow information
Cash paid for interest	$28	$—
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$6,643	$9,112
Series C Preferred Stock of Wonder Group, Inc. as partial consideration for the Spyce sale	$86,429	$—

SWEETGREEN, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Net New Restaurant Openings	4	5
Average Unit Volume (as adjusted)(1)	$2,572	$2,907
Same-Store Sales Change (%) (as adjusted)(2)	(12.8)%	(3.1)%
Total Digital Revenue Percentage(3)	67.2%	59.9%
Owned Digital Revenue Percentage(3)	38.9%	31.9%

(1) Seven restaurants were excluded from the Comparable Restaurant Base for the thirteen weeks ended March 29, 2026. One restaurant was excluded from the Comparable Restaurant Base for the thirteen weeks ended March 30, 2025. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen weeks ended March 29, 2026 have been adjusted to reflect the closures of 14 restaurants, including nine temporary closures and five permanent closures, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen weeks ended March 30, 2025 have been adjusted to reflect the temporary closures of seven restaurants, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change for either period.

(3) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Loss from operations	$(34,346)	$(28,537)
Add back:
General and administrative	29,267	38,337
Depreciation and amortization	18,629	17,106
Pre-opening costs	1,111	1,696
Impairment and closure costs	636	94
Loss on disposal of property and equipment(1)	399	86
Restructuring charges(2)	505	905
Restaurant-Level Profit	$16,201	$29,687
Loss from operations margin	(21.3)%	(17.2)%
Restaurant-Level Profit Margin	10.0%	17.9%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset and costs related to our vacated former New York office.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)

The following table sets forth a reconciliation of our net income (loss) to Adjusted EBITDA, as well as the calculation of net income (loss) margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended
	March 29, 2026	March 30, 2025
Net income (loss)	$125,809	$(25,039)
Non-GAAP adjustments:
Income tax expense	1,778	90
Interest income	(1,406)	(1,903)
Interest expense	28	—
Depreciation and amortization	18,629	17,106
Stock-based compensation(1)	5,804	10,221
Loss on disposal of property and equipment(2)	399	86
Impairment and closure costs(3)	636	94
Other expense (income)(4)	7	(1,685)
Restructuring charges(5)	505	905
ERP implementation and related costs(6)	275	242
Legal settlements(7)	12	168
Gain on disposal of business(8)	(160,562)	—
Adjusted EBITDA	$(8,086)	$285
Net income (loss) margin	77.9%	(15.1)%
Adjusted EBITDA Margin	(5.0)%	0.2%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense (income) includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP.
(7)Expenses recorded for accruals related to the settlements of legal matters.
(8)Gain recognized on the disposal of the Spyce business from the transaction completed during the thirteen weeks ended March 29, 2026.